UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 7, 2011
BioMed Realty Trust, Inc.
BioMed Realty, L.P.
(Exact name of registrant as specified in its charter)

20-1142292 (BioMed Realty
Trust, Inc.)
	1-32261 (BioMed Realty Trust, Inc.)	20-1320636 (BioMed Realty,
Maryland	000-54089 (BioMed Realty, L.P.)	L.P.)

(State or Other	(Commission File No.)	(I.R.S. Employer
Jurisdiction of		Identification No.)
Incorporation)
17190 Bernardo Center Drive
San Diego, California 92128
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 485-9840

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
           On February 7, 2011, BioMed Realty Trust, Inc. (the “Company”) issued a press release regarding its financial results for the fourth quarter and year ended December 31, 2010, which referred to certain supplemental information that is available on the Company’s website at www.biomedrealty.com. Copies of the press release and supplemental information are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated by reference herein.
               The information contained in this Item 2.02, including the exhibits referenced in Item 9.01, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.
Item 8.01. Other Events.
     The Company and BioMed Realty, L.P. (the “Operating Partnership”) are disclosing the following information to supplement the disclosure regarding tax rates included in (i) the section “Material United States Federal Income Tax Considerations” under the headings “Taxation of Holders of Our Capital Stock—Tax Rates” in the Company’s and the Operating Partnership’s Registration Statement on Form S-3 (File No. 333-161751) and “Taxation of Holders of Our Common Stock—Taxable U.S. Stockholders Generally—Tax Rates” in the Company’s Registration Statements on Form S-3 (File Nos. 333-168030, 333-161759, 333-161753 and 333-155667), and (ii) the section “U.S. Federal Income Tax Consequences” under the heading “U.S. Holders—Sale or Other Taxable Disposition of the Notes” in the Company’s and the Operating Partnership’s Registration Statement on Form S-4 (File No. 333-168968), and (iii) any other discussion of tax rates in the foregoing documents:
Tax Rates
          The maximum tax rate for non-corporate taxpayers for (1) capital gains, including certain “capital gain dividends,” is generally 15% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate) and (2) “qualified dividend income” is generally 15%. However, dividends payable by REITs are not eligible for the 15% tax rate on qualified dividend income, except to the extent that certain holding requirements have been met and the REIT’s dividends are attributable to dividends received from taxable corporations (such as its taxable REIT subsidiaries), to income that was subject to tax at the corporate/REIT level (for example, if it distributed taxable income that it retained and paid tax on in the prior taxable year), or to dividends properly designated by the REIT as “capital gain dividends.” For taxable years beginning after December 31, 2012, the 15% the capital gains tax rate is currently scheduled to increase to 20% and the rate applicable to dividends will increase to the tax rate then applicable to ordinary income. In addition, U.S. holders that are corporations may be required to treat up to 20% of some capital gain dividends as ordinary income.
          In addition, newly enacted legislation requires certain U.S. holders that are individuals, estates or trusts to pay an additional 3.8% tax on, among other things, dividends, interest on and capital gains from the sale or other disposition of stock or debt obligations for taxable years beginning after December 31, 2012. U.S. holders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of our capital stock or debt securities.
Item 9.01 Financial Statements and Exhibits.
(d) The following exhibits are furnished herewith:

Exhibit
Number	Description of Exhibit
99.1	Press release issued by BioMed Realty Trust, Inc. on February 7, 2011.

99.2	BioMed Realty Trust, Inc. Supplemental Operating and Financial Data for the quarter ended December 31, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: February 8, 2011	BIOMED REALTY TRUST, INC.
	By:	/s/ GREG N. LUBUSHKIN
		Name:	Greg N. Lubushkin
		Title:	Chief Financial Officer

BIOMED REALTY, L.P.
	By:	BioMed Realty Trust, Inc.
its General Partner

	By:	/s/ GREG N. LUBUSHKIN
		Name:	Greg N. Lubushkin
		Title:	Chief Financial Officer